Sheet2

Merrill Lynch U.S. Treasury Money Fund
File Number: 811-6211
CIK Number: 869663
For the Period Ending: 11/30/2002

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the year ended November 30, 2002.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

05/08/2002	$500	U.S. Treasury Bill	1.945%	10/17/2002
07/08/2002	2,000	U.S. Treasury Bill	1.815	08/22/2002